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EXHIBIT (11) - STATEMENT RE:  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                                   THREE MONTHS ENDED DECEMBER 31,
                                                       1996            1995
                                                   -----------    ------------
Average number of shares outstanding............    31,442,993      23,716,289
                                                   ===========    ============
Net loss                                           $   740,387    $ (5,230,216)
                                                   ===========    ============
Net loss per share                                 $      0.02    $      (0.22)
                                                   ===========    ============